Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial data is being provided to aid shareholders in their analysis of the financial aspects of the merger. The unaudited pro forma condensed combined financial data has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheets as of December 31, 2024 combines the audited consolidated balance sheet of SouthState Corporation (“SouthState”) as of December 31, 2024 with the audited consolidated balance sheet of Independent Bank Group, Inc. (“Independent”) as of December 31, 2024, giving effect to the merger as if the merger had been consummated on December 31, 2024.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 combines the audited consolidated statement of income of SouthState with the audited consolidated statement of income of Independent for the year ended December 31, 2024, giving effect to the merger as if the merger had been consummated on January 1, 2024.

The unaudited pro forma condensed combined financial data was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are incorporated by reference into the Form 8-K/A by reference:

●	The historical audited consolidated financial statements of SouthState for the year ended December 31, 2024; and
●	The historical audited consolidated financial statements of Independent for the year ended December 31, 2024.

The unaudited pro forma condensed combined financial data should also be read together with other financial data included elsewhere or incorporated by reference into this Form 8-K/A.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial data has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial data. The pro forma adjustments reflect transaction accounting adjustments related to the merger, which is discussed in further detail below. Amounts presented reflect the accounting for the acquisition of Independent by SouthState. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the surviving company’s consolidated results of operations or consolidated financial position that would actually have occurred had the merger been consummated on the dates assumed or to project the surviving company’s consolidated results of operations or consolidated financial position for any future date or period.

The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial data appearing below also does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial data is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

SOUTHSTATE CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

	SouthState
	Corporation	Independent			Purchase Acct		Pro Forma
	12/31/2024	12/31/2024	Reclassification		Adjustments &		12/31/2024
(Dollars in thousands)	(as reported)	(as reported)	Adjustments		Reclassifications		Combined
ASSETS
Cash and cash equivalents:
Cash and due from banks	$525,506	$94,706	$—		$(114)	(n)	$620,098
Interest-bearing deposits with banks	866,561	948,587	—		—		1,815,148
Total cash and cash equivalents	1,392,067	1,043,293	—		(114)		2,435,246
Trading securities, at fair value	102,932	—	—		—		102,932
Investment securities:
Securities held to maturity	2,254,670	203,405	—		(203,405)	(e)	2,254,670
Securities available for sale, at fair value	4,320,593	1,428,215	—		163,837	(e)	5,912,645
Other investments	223,613	—	12,761	(a)	—		236,374
Total investment securities	6,798,876	1,631,620	12,761		(39,568)		8,403,689
Loans held for sale	279,426	12,430	—		—		291,856
Loans:
Gross Loans	33,902,927	13,585,968	—		(464,419)	(f)	47,024,476
Less allowance for credit losses ("ACL")	(465,280)	(133,040)	—		—	(g)	(598,320)
Loans, net	33,437,647	13,452,928	—		(464,419)		46,426,156
Premises and equipment, net	502,559	348,072	25,314	(b)	—		875,945
Goodwill	1,923,106	476,021	—		694,326	(h)	3,093,453
Bank-owned life insurance	1,013,209	252,001	—		—		1,265,210
Mortgage servicing rights ("MSRs")	89,795	—	—		—		89,795
Core deposit and other intangible assets	66,458	38,808	—		317,011	(i)	422,277
Deferred tax asset	179,884	72,362	—		44,102	(j)	296,348
Derivative assets, at fair value	161,490	—	6,728	(c)	—		168,218
Other assets	433,755	238,793	(44,803)	(a), (b), (c)	5,497	(k)	633,242
Total assets	$46,381,204	$17,566,328	$—		$556,835		$64,504,367

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$10,192,117	$3,241,446	$—		$—		$13,433,563
Interest-bearing	27,868,749	11,966,362	—		—		39,835,111
Total deposits	38,060,866	15,207,808	—		—		53,268,674
Federal funds purchased and securities
sold under agreements to repurchase	514,912	—	—		—		514,912
Other borrowings	391,534	354,713	—		(9,935)	(l)	736,312
Derivative liabilities, at fair value	879,855	—	6,489	(d)	—		886,344
Other liabilities	643,622	95,408	(6,489)	(d)	24,404	(k)	756,945
Total liabilities	40,490,789	15,657,929	—		14,469		56,163,187

Shareholders' equity:
Common stock	190,805	414	—		61,733	(m), (n)	252,952
Surplus ("APIC")	4,259,722	1,977,982	—		432,818	(m), (n)	6,670,522
Retained earnings	2,046,809	110,636	—		(132,818)	(k), (m)	2,024,627
Accumulated other comprehensive loss	(606,921)	(180,633)	—		180,633	(m)	(606,921)
Total shareholders' equity	5,890,415	1,908,399	—		542,366		8,341,180
Total liabilities and shareholders' equity	$46,381,204	$17,566,328	$—		$556,835		$64,504,367

SOUTHSTATE CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

	SouthState
	Corporation	Independent			Proforma
	12/31/2024	12/31/2024	Pro Forma		12/31/2024
(Dollars in thousands, except per share data)	(as reported)	(as reported)	Adjustments		Combined
Interest income:
Loans, including fees	$1,925,838	$862,297	$154,806	(1)	$2,942,941
Investment securities	178,398	39,633	13,189	(2)	231,220
Federal funds sold and securities purchased
under agreements to resell, interest-earning deposits & other	37,126	41,913	—		79,039
Total interest income	2,141,362	943,843	167,995		3,253,200
Interest expense:
Deposits	671,825	488,987	—		1,160,812
Federal funds purchased and securities
sold under agreements to repurchase	20,268	—	—		20,268
Other borrowings	33,815	32,437	3,140	(3)	69,392
Total interest expense	725,908	521,424	3,140		1,250,472
Net interest income	1,415,454	422,419	164,855		2,002,728
Provision for credit losses	15,975	3,120	26,420	(4)	45,515
Net interest income after provision for loan losses	1,399,479	419,299	138,435		1,957,213
Noninterest income:
Service charges on deposit accounts	136,094	14,387	—		150,481
Correspondent banking and capital markets income	32,619	—	—		32,619
Trust and investment services income	45,474	10,723	—		56,197
Mortgage banking income	20,047	5,640	—		25,687
SBA income	16,226	—	—		16,226
Securities gains, net	(50)	—	—		(50)
Other	51,852	25,324	—		77,176
Total noninterest income	302,262	56,074	—		342,110
Noninterest expense:
Salaries and employee benefits	606,869	196,043	—		802,912
Occupancy expense	90,103	49,823	—		139,926
OREO expense and loan related	4,687	484	—		5,171
Information services expense	92,193	33,101	—		125,294
FDIC assessment and other regulatory charges	35,004	16,023	—		51,027
Advertising and marketing	9,143	2,048	—		11,191
Amortization of intangibles	22,395	11,752	52,942	(5)	87,089
Professional fees	16,404	6,845	—		23,249
Merger, branch consolidation, severance related and other expense	20,133	16,740	(24,748)	(6)	12,125
Goodwill impairment	—	518,000	(518,000)	(7)	—
Other	104,562	40,894	—		145,456
Total noninterest expense	1,001,493	891,753	(489,806)		1,403,440
Earnings:
Income before provision for income taxes	700,248	(416,380)	628,241		912,109
Provision for income taxes	165,465	22,890	138,213	(8)	326,568
Net income	$534,783	$(439,270)	$490,028		$585,541
Earnings allocated to participating securities	—	(2,867)	—		(2,867)
Net income attributable to SouthState/Independent	$534,783	$(436,403)	$490,028		$588,408
Earnings per common share:
Basic	$7.01	$(10.61)			$5.83
Diluted	$6.97	$(10.61)			$5.80

Dividends per common share	$2.12	$1.52			$2.12
Weighted-average common shares outstanding:
Basic	76,303	41,123	(16,449)	(9)	100,977
Diluted	76,762	41,123	(16,449)	(9)	101,436

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Basis of pro forma presentation

The accompanying unaudited pro forma combined condensed financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma combined condensed statement of income for the year ended December 31, 2024 combines the historical consolidated statements of income of SouthState and Independent, giving effect to the merger as if it had been completed on January 1, 2024 and includes adjustments for the reversal of transaction costs associated with the merger. The accompanying unaudited pro forma combined condensed balance sheets as of December 31, 2024 combines the historical consolidated balance sheets of SouthState and Independent, giving effect to the merger as if it had been completed on December 31, 2024.

SouthState's and Independent's historical financial statements were prepared in accordance with GAAP. As discussed in Note 3 and Note 4, certain reclassifications were made to align SouthState's and Independent's financial statement presentation. SouthState has not identified all adjustments necessary to conform Independent's accounting policies to SouthState's accounting policies. The combined company is performing a more detailed review of Independent’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when combined, could have a material impact on the combined company’s financial information.

The accompanying unaudited pro forma combined condensed financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with SouthState as the acquirer of Independent. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma combined condensed balance sheets, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Independent based upon management’s preliminary estimate of their fair values as of December 31, 2024. SouthState has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of Independent assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain Independent assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma combined condensed financial statements are preliminary and subject to revision based on final determination of fair value.

All dollar amounts presented within these NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS are in thousands of dollars, except share data, unless otherwise indicated.

Note 2: Preliminary purchase price allocation

Under the terms of the merger agreement, holders of Independent common stock have the right to receive a fixed exchange ratio of 0.60 shares of SouthState common stock for each share of Independent common stock. For purposes of the unaudited pro forma combined condensed balance sheet, the merger consideration is based on the total number of shares of Independent common stock issued and outstanding as of December 31, 2024 and the closing price per share of SouthState common stock of $99.48 on December 31, 2024, including Independent's outstanding restricted stock awards and performance-based restricted stock units as of December 31, 2024 that vested and converted to SouthState common stock pursuant to the terms of the merger agreement.

The following table summarizes the preliminary purchase price allocation to the estimated fair value of assets and liabilities of Independent (in thousands, except share data):

Independent common shares outstanding as of December 31, 2024		41,444,598
Independent performance stock units outstanding and vesting on December 31, 2024		85,179
Less shares withheld for tax withholding due on vesting of stock awards		(96,691)
Independent common shares outstanding, less net tax withholding, as of December 31, 2024		41,433,086
Exchange ratio		0.60
SouthState common shares issuable		24,859,852
Less fractional shares		(1,128)
SouthState common shares issued		24,858,724
Purchase price per share of the Company's common stock at December 31, 2024		$99.4800
Total purchase price from common stock		$ 2,472,946
Cash in lieu for fractional shares		114
	Total pro forma purchase price	$ 2,473,060

The merger consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Independent based on their preliminary estimated fair values. As mentioned above in Note 1, SouthState has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Independent assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which SouthState believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma combined condensed financial statements.

The following table sets forth a preliminary allocation of the merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Independent using Independent's audited consolidated balance sheet as of December 31, 2024 (in thousands):

Fair value of total merger consideration	$ 2,473,060
Preliminary estimated fair value of assets acquired:
Cash and cash equivalents	$ 1,043,293
Investment securities	1,604,813
Loans, net	13,030,479
Premises & equipment	373,386
Other intangible assets, including CDI and client list	355,819
Bank owned life insurance	252,001
Deferred tax asset, net	109,105
Other assets	206,215
Total assets	16,975,111
Preliminary estimated fair value of liabilities assumed:
Deposits	15,207,808
Other borrowings	344,778
Other liabilities	119,812
Total liabilities	15,672,398
Net assets acquired		1,302,713
Preliminary Pro Forma Goodwill		$ 1,170,347

Note 3: Reclassification and Purchase Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheets

(a)	Reclass of Federal Home Loan Bank and other restricted stock from other assets to other investments.
(b)	Reclass of right of use assets from other assets to premises and equipment, net.
(c)	Reclass of derivatives from other assets to separate line.
(d)	Reclass of derivatives from other liabilities to separate line.
(e)	Adjustment reflects the preliminary estimated fair value adjustment of the held to maturity securities portfolio designated as available for sale on acquisition date.
(f)	Adjustment reflects the preliminary estimated fair value adjustments based on the SouthState's evaluation of the acquired loan portfolio and the reversal of Independent's existing loan discount.
(g)	The current ACL at Independent approximates the ACL SouthState will record for the acquired loans. Approximately $103.5 million of the ACL is attributable to loans identified as Purchased Credit Deteriorated ("PCD") based on a preliminary analysis and recorded as an adjustment to goodwill. The remaining $29.5 million of the ACL is attributable to non-PCD loans and is recorded as provision for credit losses ("PCL") with a deferred tax adjustment of $7.4 million, resulting in a net impact to retained earnings of $22.2 million. This adjustment assumes data as of December 31, 2024 as reflected in Independent's audited financial statements.
(h)	Adjustment reflects the preliminary estimated goodwill generated as a result of the consideration paid being greater than the net assets acquired.
(i)	Adjustment reflects the recording of the preliminary estimated core deposit intangible ("CDI") of $355.8 million, or 3.0%, on the acquired core deposit accounts and the reversal of Independent's existing CDI and other intangibles of $38.8 million.
(j)	Adjustment reflects the recording of the deferred tax asset generated by the net fair value adjustments and PCL related to the acquired non-PCD loans (at a rate equal to 24.91%).
(k)	Adjustment reflects the estimated accrual for Independent's direct transaction costs of $24.4 million, and applicable estimated current income tax benefit of $5.5 million, incurred at closing.

(l)	Adjustment reflects the reversal of existing and recording of the new preliminary fair value mark of Independent's subordinated debentures and trust preferred securities.
(m)	Adjustment reflects the reversal of Independent's retained earnings, common stock, surplus, and accumulated other comprehensive loss.
(n)	Adjustment reflects the preliminary estimated stock consideration and cash in lieu issued for the acquisition of Independent.

Note 4: Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

(1)	Adjusted preliminary estimated loan interest income for purchased loans using level yield methodology over the estimated 3-year weighted average life of the acquired loan portfolios.
(2)	Adjustment reflects amortization of premium over 3-year life, related to the preliminary estimated fair value mark on held to maturity securities.
(3)	Adjustment reflects amortization of premium/discount related to the preliminary estimated fair value mark on subordinated debentures and trust preferred securities, based on stated maturities.
(4)	Adjustment reflects reversal of existing Independent’s PCL and recording of the new preliminary estimated PCL on non-PCD loans acquired from Independent.
(5)	Adjustment reflects the preliminary annual amortization of CDI using the sum of years' digits method over a 10-year period.
(6)	Adjustment reflects the reversal of merger charges incurred by SouthState and Independent related to this merger.
(7)	Adjustment reflects reversal of Independent’s goodwill impairment.
(8)	Adjustment reflects an estimated 22.0% tax rate on additional net income.
(9)	Adjustment reflects exchange ratio of 0.60 times weighted average common shares outstanding of Independent.